Exhibit 99.1

Restoration Hardware, Inc. Reports Fourth Quarter and Full Year Results

Corte Madera, Calif., March 30, 2006— Restoration Hardware, Inc. (Nasdaq: RSTO) today announced its financial results for the fourth quarter and fiscal year ended January 28, 2006. Results from operations were consistent with the Company’s guidance issued on January 17, 2006. Results include the following:

Fourth Quarter ending January 28, 2006

•                  Net revenue for the fourth quarter increased 2 percent to $191.0 million compared to net revenue of $187.9 million last year.

•                  Comparable store sales declined 5.5 percent for the fourth quarter against a 5.7 percent increase last year.

•                  Direct-to-customer revenue increased 20 percent to $48.2 million in the fourth quarter compared to a 51 percent increase last year.

•                  Income from operations was $14.4 million for the fourth quarter compared to $17.2 million for the same period last year.

•                  For the fourth quarter, the Company reported a net loss of $19.5 million or $0.52 per share, inclusive of a non-cash charge of $27.9 million or $0.74 per share, for a valuation allowance established against the Company’s net deferred tax assets, as described below. Last year in the fourth quarter, the Company reported net income of $10.6 million or $0.28 per fully-diluted share.

•                  Excluding the establishment of the valuation allowance, earnings per share for the fourth quarter were consistent with the Company’s guidance issued on January 17, 2006.

Full year ending January 28, 2006

•                  Net revenue for the fiscal year increased 11 percent to $581.7 million compared to net revenue of $525.8 million last year.

•                  Comparable store sales declined 0.3 percent for the full year against a 7.8 percent increase last year.

•                  Direct-to-customer revenue increased 34 percent to $160.0 million compared to a 75 percent increase last year.

•                  Income from operations was $0.9 million for the fiscal year compared to $4.1 million in fiscal 2004.

•                  For the full year, the Company reported a net loss of $29.3 million or $0.83 per share, inclusive of the non-cash charge of $27.9 million for the valuation allowance established in the fourth quarter, as described below. Last year for the full year, the Company reported net income of $1.7 million, $0.04 per fully-diluted share.

Gary Friedman, the Company’s President, Chief Executive Officer and Chairman stated, “Our results of operations for the fourth quarter were in-line with our January 17, 2006 press release. The demand for our core businesses remains strong, and we expect that the reduction in our total order and revenue deferral balance as detailed in our January 17, 2006 press release, will provide a positive benefit to our results in future periods. For the first quarter of fiscal 2006, we expect comparable store sales to increase 6 percent to 8 percent, including two to three points of impact from the carry-over of fourth quarter order and revenue deferral, compared to a 5.0 percent increase last year. We also expect our direct-to-customer revenue to increase 20 percent to 25 percent on top of a 50 percent increase last year. Additionally, product margins will continue to be up several hundred basis points over a year ago.”

Mr. Friedman continued, “Looking forward, we are excited about the many growth opportunities that lie ahead. This month, we launched our first category extension, the Restoration Hardware outdoor catalog. We believe it offers the most comprehensive and well-designed collection of outdoor furniture in the marketplace. In addition, as previously discussed, we will test a new concept targeting a broader-value market with a catalog mailing in September. We believe these initiatives will position the Company for sustained long-term growth.”

Reported results for the fourth quarter include a non-cash charge of $27.9 million or $0.74 per share in connection with providing a full valuation allowance against the Company’s net deferred tax asset. Based on the guidance provided in Statement of Financial Accounting Standard (“SFAS”) No.109, and considering the cumulative U.S. losses of the company, we provided a valuation allowance against net deferred income tax assets. The charge will have no impact on cash flow or future prospects, nor does it alter our ability to utilize the underlying tax net operating loss and carry forwards in the future.

Adoption of SFAS No. 123(R), “Share-Based Payment”

The Company will adopt SFAS No. 123(R), “Share-Based Payment” in the first quarter of fiscal 2006. This accounting standard requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair value over the requisite service period. Accordingly, the Company’s guidance for the first quarter and the full year includes the estimated impact of SFAS No. 123(R).

Guidance

The Company provides the following guidance for the first quarter and full year fiscal 2006:

First Quarter fiscal 2006:

•                  Total revenue growth of 15 to 18 percent.

•                  Increase in comparable store sales of 6 to 8 percent. The first quarter guidance includes the positive impact from fourth quarter order and revenue deferral of 2 to 3 percent.

•                  Direct to customer revenue increase of approximately 20 to 25 percent.

•                  Operating loss of between $3.0 and $4.0 million, which includes the estimated impact of SFAS No. 123(R), stock option expensing, of approximately $1.3 million. Loss from operations in the first quarter of fiscal 2005 was $4.3 million

•                  The weighted average share count is estimated at approximately 38.0 million shares compared to 33.1 million shares in the prior year, due to the conversion of our preferred stock in July 2005.

•                  Quarter-end inventory increase of approximately 20 to 25 percent in support of accelerated revenue growth in the second quarter.

•                  Due to the valuation allowance provided against the Company’s net deferred tax assets, income tax benefits or expense will be close to zero in 2006.

•                  Loss per share, inclusive of adopting SFAS No. 123(R) will be in the range of $0.12 to $0.15 per share. The impact of adopting SFAS No. 123(R) is estimated to be $0.03 per share. The impact of no tax benefit being recorded in the first quarter is estimated to be $0.05 to $0.06 per share. Fiscal 2005 first quarter loss per share was $0.09 per share.

Full Year fiscal 2006:

•                  Total revenue growth of approximately 18 to 22 percent.

•                  Increase in comparable store sales in the low to mid single digits.

•                  Direct to customer revenue increase of 35 to 40 percent.

•                  Operating margins of 1.5 to 2.0 percent, which includes the estimated impact of SFAS No. 123(R) stock option expensing of approximately $4.0 million, or 0.6 percent.

•                  Year-end inventory increase of approximately 5 percent as our outlet strategy helps moderate total inventory growth.

•                  Capital expenditures of no more than $15 million. Investments are primarily focused against new order and warehouse management systems.

•                  Weighted average diluted share count estimated at approximately 40 million.

•                  Due to the valuation allowance provided against the Company’s net deferred tax assets, income tax benefits or expense will be close to zero in 2006.

Non-GAAP Financial Measures

This release makes reference to certain financial measures that are non-GAAP, including (i) the fourth quarter non-cash charge of $0.74 per share for a valuation allowance established against the Company’s net deferred tax asset, and (ii) revenue and order deferrals. The Company believes that the use of these non-GAAP financial measures allows management and investors to evaluate and compare the Company’s operating results in a more meaningful and consistent manner. The most-closely analogous GAAP financial measure to the fourth quarter non-cash charge of $0.74 per share is the Company’s net loss of $0.52 per share.

“Total revenue and order deferral” represents the combination of backorders, special orders and in-transit orders.

“Backorders” represent products that have been ordered by customers but are out of stock.

“Special orders” represent products that are made-to-order by customers and therefore are not in-stock at the time the order is taken.

“In-transit deferred revenue orders” represent items that have been billed and shipped to the customer but have not yet been delivered at the period end. These are included in the balance sheet under “deferred revenue and customer deposits.”

Conference Call:

The Company’s fourth quarter and fiscal year conference call is scheduled for today, Thursday, March 30, 2006. Following the release via the wire services, the Company will host a conference call beginning at 5:00 PM Eastern Time which can be accessed using the Dial-in Number: 800-362-0571 or via live web cast at: http://www.videonewswire.com/event.asp?id=32996

If you are unable to participate during the live web cast, a playback of the conference call will be available via the Internet at: http://www.videonewswire.com/event.asp?id=32996 beginning at 7:00 PM Eastern Time on Thursday, March 30, 2006. A web cast replay of the call will be available at www.restorationhardware.com under “Investor Relations—Event Calendar” or by Dial-in Number: 888-562-0852 until April 6, 2006.

About Restoration Hardware, Inc.:

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bathware, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. As of March 30, 2006, the Company operated 103 retail stores and six outlet stores in 30 states, the District of Columbia and Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include, without limitation, statements concerning or relating to implications of the Company’s revenues, sales and financial results for the fourth quarter and full fiscal year of fiscal 2005, statements concerning guidance for the first quarter and full fiscal year of fiscal 2006, statements relating to the Company’s anticipated revenue, comparable store sales, direct-to-consumer sales and earnings per share for future periods, statements relating to the impact of total revenue and order deferral on the Company’s results in future periods, statements concerning the anticipated benefits of certain growth opportunities for the Company, and other statements containing words such as “expects” and words of similar import or statements of management’s opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, customer reactions to the Company’s current and anticipated merchandising and marketing programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, positive customer reaction to the Company’s catalog and Internet offerings, revised product mix, prototype stores and core businesses, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, actual achievement of cost savings and improvements to operating efficiencies, effective sales performance, in particular during the holiday selling season, the actual impact of key personnel of the Company on the development and execution of the Company’s strategies, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in political conditions in the United States and abroad in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended October 29, 2005 in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Revenue,” “Expenses,” “Liquidity and Capital Resources” and “Factors that May Affect Our Future Operating Results,” and in Part I, Item 4 thereof (“Controls and Procedures”). Guidance offered by the Company represents a point-in-time estimate made by management of the Company. The Company undertakes no obligation to update any guidance or any other forward-looking statements in order to reflect events or circumstances that may arise after the date of this release. With respect to any statements concerning revenue and order deferrals or the possible benefits to be derived from revenue and order deferrals in future periods, there is inherent risk to the realization of revenue and order deferrals and the amount of revenue and order deferrals can fluctuate from quarter to quarter based upon a variety of factors including our order mix, our in stock position, rates of order cancellation and our ability to ship goods to the customer. Revenue and order deferral represents the combination of backorders, special orders and in-transit orders.

Contact:

Restoration Hardware, Inc.

Gary Friedman

President and Chief Executive Officer

(415) 924-1005

(415) 945-7264 (fax)

RESTORATION HARDWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share and store data)

	13 weeks ended		13 weeks ended
	1/28/06	% of Net Revenue	1/29/05	% of Net Revenue

Retail net revenue	$142,834	74.8%	$147,739	78.6%
Direct-to-customer net revenue	48,175	25.2%	40,119	21.4%
Total net revenue	191,009	100.0%	187,858	100.0%

Cost of revenue and occupancy	116,881	61.2%	119,921	63.8%
Gross profit	74,128	38.8%	67,937	36.2%

Selling, general and administrative expense	59,744	31.3%	50,740	27.0%
Income from operations	14,384	7.5%	17,197	9.2%

Interest expense, net	(1,227)	(0.6)%	(799)	(0.5)%

Income before income taxes	13,157	6.9%	16,398	8.7%

Income tax expense	(32,679)	(17.1)%	(5,817)	(3.1)%

Net (loss) income	$(19,522)	(10.2)%	$10,581	5.6%

(Loss) income per common share, basic	$(0.52)		$0.32
(Loss) income per common share, diluted	$(0.52)		$0.28
Weighted average shares outstanding,
basic	37,747		33,049
diluted	37,747		38,135

Comparable store sales (decline) growth	(5.5)%		5.7%
Retail stores open at end of period	103		102
Total selling square footage at end of period	685,672		676,520

RESTORATION HARDWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share and store data)

	52 weeks ended		52 weeks ended
	1/28/06	% of Net Revenue	1/29/05	% of Net Revenue

Retail net revenue	$421,666	72.5%	$406,833	77.4%
Direct-to-customer net revenue	159,991	27.5%	118,990	22.6%
Total net revenue	581,657	100.0%	525,823	100.0%

Cost of revenue and occupancy	384,244	66.1%	359,808	68.4%
Gross profit	197,413	33.9%	166,015	31.6%

Selling, general and administrative expense	196,469	33.7%	161,939	30.8%
Income from operations	944	0.2%	4,076	0.8%

Interest expense, net	(4,050)	(0.7)%	(2,472)	(0.5)%

(Loss) income before income taxes	(3,106)	(0.5)%	1,604	0.3%

Income tax (expense) benefit	(26,201)	(4.5)%	100	0.0%

Net (loss) income	$(29,307)	(5.0)%	$1,704	0.3%

(Loss) income per common share, basic	$(0.83)		$0.05
(Loss) income per common share, diluted	$(0.83)		$0.04
Weighted average shares outstanding,
basic	35,441		32,940
diluted	35,441		38,183

Comparable store sales (decline) growth	(0.3)%		7.8%
Retail stores open at end of period	103		102
Total selling square footage at end of period	685,672		676,520

RESTORATION HARDWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	1/28/06	1/29/05

ASSETS
Current assets:
Cash and cash equivalents	$1,990	$1,904
Accounts receivable	5,884	6,945
Merchandise inventories	158,647	144,185
Deferred tax assets, current portion, net	—	7,119
Prepaid expense and other current assets	9,590	12,455
Total current assets	$176,111	$172,608

Property and equipment, net	92,360	81,886
Goodwill	4,560	4,560
Deferred tax assets, net	—	18,745
Other assets	1,237	1,464
Total assets	$274,268	$279,263

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$62,818	$63,920
Line of credit, net of debt issuance	—	33,819
Deferred revenue and customer deposits	8,304	8,130
Other current liabilities	17,506	14,948
Total current liabilities	88,628	120,817

Long-term debt, net of debt issuance	58,126	—
Deferred lease incentives	27,465	30,365
Deferred rent	19,866	20,321
Other long-term obligations	51	143
Total liabilities	194,136	171,646
Commitments and contingencies
Series A redeemable convertible preferred stock	—	8,331

Common stock	4	3
Additional paid-in capital	169,187	159,233
Unearned compensation	—	—
Accumulated other comprehensive income	1,010	812
Accumulated deficit	(90,069)	(60,762)
Total stockholders’ equity	80,132	99,286

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$274,268	$279,263

Common stock issued and outstanding at end of period	37,763	33,084